                                                                    Exhibit 99.1

                                           Contact:  Michael Dale, President/CEO
                                                     Manny Villafana, Chairman
                                                     763/553-7736
                                                     763/553-1492 Fax

Minneapolis MN, July 29, 2003


                    ATS MEDICAL ANNOUNCES 2ND QUARTER RESULTS

MINNEAPOLIS, July 29, 2003 -- Michael D. Dale, President and CEO of ATS Medical, Inc. (NASDAQ: ATSI) announced today that ATS Medical recorded sales of $4,246,074 for the quarter ended June 30, 2003, compared to sales of $2,475,241 for the quarter ended June 30, 2002, representing an increase of 72%. For the six months ended June 30, 2003 sales totaled $8,210,923 compared to $6,377,504 for the six months ended June 30, 2002, representing an increase of 29%. The net loss for the quarter ended June 30, 2003 totaled $3,103,139 or $0.14 per share compared to a net loss of $11,367,713 or $0.51 per share for the quarter ended June 30, 2002. Included in the net loss for the quarter ended June 30, 2002 was an impairment of technology license charge of $8,100,000.

Commented Mr. Dale, "We continue to be encouraged by our progress in rebuilding and expanding our sales and marketing organization. At the end of second quarter, despite having less than half our planned sales and marketing team trained and in place, we were able to generate significant revenue growth in both our International and North American markets. Specific to North America, revenue increased 23% over first quarter of 2003, and 38% versus second quarter 2002. Looking forward, we feel confident that ATS will be able to grow 2003 total revenue by 25% versus 2002. In North America, we believe we can grow revenue by at least 60% versus 2002, based on current productivity trends. For the quarter ended June 2003, our cash position essentially remained unchanged at $9.5 million. Given the very positive reception our initial hires have received within the marketplace, we have decided to expand our originally planned number of territories for 2003. We aim to complete this additional hiring and training process by end of fourth quarter. In summary, as a company we could not be more excited by our future prospects to establish the ATS Open Pivot(R) heart valve as the standard of care for mechanical heart valves."

ATS Medical, Inc. manufactures and markets a pyrolytic carbon open pivot mechanical heart valve. The Company's common stock is traded in the NASDAQ National Market under the symbol "ATSI." The Company's website is www.atsmedical.com.

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including Exhibit 99.1 to its Form 10-Q for the quarter ended March 31, 2003.

                                ATS MEDICAL, INC.
           CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                Three months ended                 Six months ended
                                                                      June 30,                         June 30,
                                                           -----------------------------     -----------------------------
REVENUES                                                       2003             2002             2003             2002
                                                           ------------     ------------     ------------     ------------
      Net sales .......................................    $  4,246,074     $  2,475,241     $  8,210,923     $  6,377,504
      Less cost of goods sold .........................       3,248,279        2,324,011        5,996,450        5,014,922
                                                           ------------     ------------     ------------     ------------
           Gross profit ...............................         997,795          151,230        2,214,473        1,362,582

OPERATING EXPENSES
      Research, development and engineering ...........         442,542          668,690          828,310        1,594,350
      Sales and marketing .............................       2,387,575        1,143,273        3,541,422        2,302,205
      General and administrative ......................       1,042,752          780,325        2,030,344        1,454,568
      Impairment of technology license ................               0        8,100,000                0        8,100,000
      Reorganization expense ..........................               0          865,184                0          865,184
                                                           ------------     ------------     ------------     ------------
           Total expenses .............................       3,872,869       11,557,472        6,400,076       14,316,307
                                                           ------------     ------------     ------------     ------------
Operating loss ........................................      (2,875,074)     (11,406,242)      (4,185,603)     (12,953,725)

Net Interest income (expense) .........................        (228,065)          38,529         (456,927)         102,640
                                                           ------------     ------------     ------------     ------------

 NET  LOSS FOR THE PERIOD .............................    $ (3,103,139)    $(11,367,713)    $ (4,642,530)    $(12,851,085)
                                                           ============     ============     ============     ============
 NET  LOSS PER SHARE:
      Basic and diluted ...............................    $      (0.14)    $      (0.51)    $      (0.21)    $      (0.58)
                                                           ============     ============     ============     ============
Weighted average number of shares outstanding:
      Basic and diluted ...............................      22,324,990       22,244,178       22,321,687       22,232,607

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                                            June 30,     December 31,
                                                                             2003           2002
                                                                          -----------    ------------
                                                                          (unaudited)
CURRENT ASSETS
      Cash, cash equivalents and short-term investments ..............    $ 9,533,520    $ 9,973,888
      Accounts receivable ............................................      3,915,928      3,557,055
      Inventories ....................................................     16,699,190     15,876,324
      Prepaid expenses ...............................................        603,710        382,107
                                                                          -----------    -----------
          Total current assets .......................................     30,752,348     29,789,374

Furniture, machinery & equipment, less accumulated depreciation ......      6,030,642      6,025,962
Other inventories ....................................................     31,000,000     37,000,000
Technology License ...................................................     18,500,000     18,500,000
Other assets .........................................................        437,681        440,362
                                                                          -----------    -----------
TOTAL ASSETS .........................................................    $86,720,671    $91,755,698
                                                                          ===========    ===========

Current liabilities ..................................................    $ 7,490,296    $ 8,114,455
Due to related party .................................................        325,525        434,033
Long-term debt .......................................................      9,400,000      9,080,000
Shareholders' equity .................................................     69,504,850     74,127,210
                                                                          -----------    -----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY .............................    $86,720,671    $91,755,698
                                                                          ===========    ===========